Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 2013 Stock Incentive Plan of Idera Pharmaceuticals, Inc. of our report dated March 13, 2014 with respect to the financial statements of Idera Pharmaceuticals, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Ernst & Young LLP

Boston, Massachusetts

June 25, 2014